Exhibit 99.6

CONSENT OF MICHAEL STEINMETZ, PH.D.

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 filed by Poniard Pharmaceuticals, Inc. (“Poniard”) with the Securities and Exchange Commission on July 22, 2011, and all supplements and amendments thereto (the “Registration Statement”), as a person anticipated to become a director of Poniard effective upon the completion of the merger as described in the Registration Statement.

/s/ Michael Steinmetz
Name: Michael Steinmetz, Ph.D. Date: September 2, 2011